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                                                                Exhibit 99(g)(4)
                    SECOND AMENDMENT TO CUSTODIAN CONTRACT

     Amendment dated May 15, 2001, to the custody contract (the "Custodian Contract"), dated August 3, 1999, as amended, by and between State Street Bank and Trust Company (the "Custodian") and St. Clair Funds, Inc., on behalf of each of its Portfolios (each a "Fund").

     WHEREAS the Custodian serves as the custodian of each Fund's assets pursuant to the Custodian Contract;

     WHEREAS the Funds may appoint one or more banks identified on Schedule A to this Amendment, as amended from time to time, to serve as additional custodians for the Funds (each, a "Repo Custodian") for the limited purpose of the Funds' engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

     WHEREAS the Funds may direct the Custodian to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Custodian for the Funds pursuant to the Custodian Contract for purposes of engaging in Tri-Party Repos; and

     WHEREAS the Custodian and the Funds desire to amend the Custodian Contract to permit the Custodian to make "free delivery" of cash and other assets of the Funds to Repo Custodians from time to time;

     NOW THEREFORE, the Custodian and each Fund hereby agree to amend the Custodian Contract by adding the following provisions thereto:

     1. Notwithstanding anything to the contrary in the Custodian Contract, upon receipt of Proper Instructions (as defined in the Custodian Contract), the Custodian shall deliver cash and/or other assets of the Funds to any account maintained for the Funds by a Repo Custodian listed on Schedule A attached hereto, which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Funds as a custodian of the Funds with respect to the cash or assets so delivered. In preparing reports of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets are received by the Custodian.

     2. The Funds may amend Schedule A of this Amendment from time to time to add delete a Repo Custodian or to change the identification of the account by a Repo Custodian for the Funds by delivering Special Instructions (as defined herein) to the Custodian. The term "Special Instructions" shall mean written instructions executed by

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two officers of the Funds, one of whom holds the office of Vice President.
Except as specifically superseded or modified in this Amendment, the terms and provisions of the Custodian Contract shall apply with full force and effect, and the Custodian and the Funds shall perform their respective obligations in accordance with the terms thereof.


     EXECUTED to be effective as of the date set forth above.


                                          ST. CLAIR FUNDS, INC.
                                          On Behalf of its Portfolios



                                          By: /s/ Stephen J. Shenkenberg
                                             ---------------------------

                                          Name: Stephen J. Shenkenberg
                                                ----------------------

                                          Title: Vice President and Secretary
                                                 ----------------------------


                                          STATE STREET BANK AND TRUST COMPANY



                                          By: /s/ Joseph L. Hooley
                                             ---------------------

                                          Name: Joseph L. Hooley
                                                ----------------

                                          Title: Executive Vice President
                                                 ------------------------

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                                 SCHEDULE    A

                              Dated: May 15, 2001

                                      to

              Amendment dated May 15, 2001, to Custodian Contract
                          Of August 3, 1999, between
                    State Street Bank and Trust Company and
                             St. Clair Funds, Inc.
                          On Behalf of its Portfolios



TRI-PARTY REPO CUSTODIAN BANKS                    ACCOUNT NUMBERS
------------------------------                    ---------------


The Bank of New York                              021000018
The Chase Manhattan Bank                          021000021



Authorized Signatures:

By:    ______________________________      By:  /s/ Stephen J. Shenkenberg
                                                --------------------------

Title: ______________________________      Title:  Vice President and Secretary
                                                   ----------------------------

Date:  ______________________________      Date:  _____________________________

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